UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2022

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-22437	27-3396957
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

227 West Monroe Street
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 827-0100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	GBAB	New York Stock Exchange

Item 8.01. Other Events.

On April 29, 2022, the Board of Trustees of Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Registrant”) approved a new sub-advisory agreement among the Registrant, Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”), the Registrant’s investment adviser, and Guggenheim Partners Advisors, LLC (“GPA”) to provide investment sub-advisory services to the Registrant. GPA will assist the Registrant’s current sub-adviser, Guggenheim Partners Investment Management, LLC (“GPIM”), in the supervision and direction of the investment strategy of the Registrant.

The new sub-advisory agreement among the Registrant, the Investment Adviser and GPA will not affect the Registrant’s investment objective or investment policies or change the composition of the portfolio management team. For providing investment sub-advisory services, the Investment Adviser will compensate GPA out of the advisory fees the Investment Adviser receives from the Registrant, and GPA will not be paid by the Registrant. The Investment Adviser, GPIM and GPA are affiliates and part of Guggenheim Investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

Date: April 29, 2022	By:	/s/ Mark E. Mathiasen
Name: Mark E. Mathiasen
Title: Secretary